EXHIBIT 10.5

                         C&D Charter Power Systems, Inc.
                       Pension Plan for Salaried Employees
                                   Amendment 3


It is the desire of the Board of Directors of C&D Charter Power Systems, Inc. (hereinafter referred to as "the Company") to amend the C&D Charter Power Systems, Inc. Pension Plan for Salaried Employees (hereinafter referred to as "the Plan") to modify the factors used in determining a lump sum pension payable under the Plan. Under Section 10.1 of the Plan, the Company retains the right to amend the Plan.

                                       (1)

Section 6 of Appendix A to the Plan is hereby amended by the addition of the following paragraph at the end thereof:

         "Lump sum settlements made in accordance with Section 6.7 and 6.8 herein, on or after the first day of the month following the date of adoption of this amendment, shall equal the monthly pension payable at Normal Retirement Date (or if later, the Benefit Commencement Date) multiplied by the factor from the mortality table prescribed by the Secretary of the Treasury based on the prevailing Commissioners' standard table (described in Code Section 807(d)(5)(A)) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to Code Section 807(d)(5)). The interest rate is the interest rate on 30-year Treasury securities for the month of November which immediately precedes the Plan Year in which the distribution occurs."

                                    C&D Charter Power Systems, Inc.



                                    By: /s/ Alfred Weber     S. E. Markert, Jr.
                                         -------------------------------------
                                             Director

Date:  2/18/97



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                         C&D Charter Power Systems, Inc.
                       Pension Plan for Salaried Employees
                                   Amendment 4


                                       (1)

Effective January 1, 1998 the name of the plan shall be:

         "C&D TECHNOLOGIES, INC. Pension Plan for Salaried Employees".

and Section 1.23 and any other provision of the plan shall be amended by replacing the name "C&D Charter Power Systems, Inc." with the name C&D TECHNOLOGIES, INC.

                                       (2)

Article II, Section 2.1(b) shall be amended by the addition of the following sentence:

         "Effective on and after January 1, 1997, each Employee shall be eligible to become a Member on their date of hire."

                                       (3)

Article I, Section 1.19(g) shall be amended by the addition of the following:

          "Eligibility Service, on and after January 1, 1997, shall be used to determine vesting or benefits."



                              C&D TECHNOLOGIES, INC.



                              By: /s/ Stephen E. Markert, Jr.
                                 ----------------------------

Date: 1/27/98


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